SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING JUNE 30, 1999
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1996-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables................$ 74,444,850.25
                                                                  --------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 7,656,851.22
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$   780,890.08
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$   416,666.67
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1996-A Certificates................................... $ 8,021,074.63
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1996-A  Certificates...................................$ 74,444,850.25
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1996-A Certificates.........................$         0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$          0.00
                                                                  --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 40,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  1,823,109.38
                                                                  --------------

         (ii) Class B Certificateholders.........................$    142,932.29
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    179,583.33
                                                                  --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  1,823,109.38
                                                                  --------------

         (ii) Class B Certificateholders ........................$    142,932.29
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    179,583.33
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1996-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 9th day of July, 1999.
                                              ----------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ MARGARET A. SPRUDE
                                      ----------------------
                                      Name:  Margaret A. Sprude
                                      Title: SVP & Chief Financial Officer